Exhibit 10(v)-11
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of September 30, 2008, by and among ENERGYSOUTH, INC., a Delaware corporation (the “Parent Borrower”), BAY GAS STORAGE COMPANY, LTD., an Alabama limited partnership (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions and lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), and REGIONS BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of November 28, 2007, as amended by a certain First Amendment to Amended and Restated Credit Agreement dated as of July 25, 2008 (as so amended, the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers; and
     WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement, all as more particularly provided in this Amendment, and subject to the terms and conditions hereof, the Lenders are willing to agree to such amendments;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:
     SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement.
     SECTION 2. Amendments to Existing Definitions. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions for the terms “Change in Control,” “Consolidated Net Income” and “Debt Issuance” in their entirety and substituting in lieu thereof the following definitions for such terms:
     “Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Parent Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than by Sempra and any direct or indirect wholly owned Subsidiary of Sempra pursuant to the Merger Transaction, of more than 25% of the outstanding shares of the voting stock of the Parent Borrower, (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Borrower by Persons who were neither (x) appointed by operation of Section 2.03 of the Merger Agreement, (y) nominated and appointed by Sempra or by a direct or indirect wholly owned Subsidiary of Sempra, or (z) nominated and appointed by directors so appointed, or (iv) at any time after consummation of the Merger Transaction, the existence or occurrence of any Sempra Change in Control.
     “Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Parent Borrower and its Subsidiaries for such period, but excluding therefrom (to the extent otherwise included therein) (i) any income or losses from discontinued operations, (ii) any extraordinary gains or losses, (iii) any gains attributable to write-ups of assets, (iv) any equity interest of the Parent Borrower and its Subsidiaries in the unremitted earnings of any Person that is not a Subsidiary, (v) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Parent Borrower or any Subsidiary or the date that such Person’s assets are acquired by the Parent Borrower or any Subsidiary, (vi) one-time start-up costs for the operations of Mississippi Hub up to an aggregate amount not to exceed $1,000,000, and (vii) for purposes of calculating the Leverage Ratio pursuant to Section 6.1 and the Interest Coverage Ratio pursuant to Section 6.2, the Excluded Merger Transaction Expenses (up to the maximum amount specified in the definition for such term), in each case determined on a consolidated basis in accordance with GAAP for such period, but excluding from all of the foregoing items attributable to MHAC LLC and MH LLC a pro rata portion thereof equal to the percentage of equity interests in MHAC LLC and MH LLC not owned or held, directly or indirectly, by the Parent Borrowers or its wholly owned Subsidiaries.
     “Debt Issuance” shall mean the issuance by the Parent Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 7.1(a) through (k).
     SECTION 3. Additional Definitions. Section 1.1 of the Credit Agreement is hereby further amended by adding, in appropriate alphabetical order, the definitions for “Excluded Merger Transaction Expenses”, “Merger Transaction”, “Sempra” and “Sempra Change in Control”, as follows:
     “Excluded Merger Transaction Expenses” shall mean, collectively: (i) the aggregate of the investment banking, financial advisory and legal fees, printing and proxy solicitation costs, and other one-time costs and expenses paid by the Parent Borrower with respect to the Merger Transaction, in a total amount not to exceed $12,500,000; and (ii) accelerated equity and equity based award payments required to be expensed by the Parent Borrower in connection with the Merger Transaction, in a total amount not to exceed (x) $2,500,000, less (y) any such amounts paid or reimbursed, or agreed to be paid or reimbursed, by Sempra or any of its direct or indirect Subsidiaries that are included in the Parent Borrower’s Consolidated Net Income.

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     “Merger Transaction” shall mean the merger of EMS Holdings Corp., a Delaware corporation, and an indirect wholly owned Subsidiary of Sempra, with and into the Parent Borrower, with the Parent Borrower being the surviving corporation in such merger transaction, pursuant to the terms of the Merger Agreement.
     “Sempra” shall mean Sempra Energy, a California corporation.
     “Sempra Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Sempra to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of more than 25% of the outstanding shares of the voting stock of Sempra, (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of Sempra by Persons who were neither (x) nominated by the current board of directors or (y) appointed by directors so nominated, or (iv) Sempra shall fail to own and control, directly or indirectly, all of the outstanding shares of voting stock of the Parent Borrower.
     SECTION 4. Amendment to Section 7.1 (“Indebtedness”). Section 7.1 of the Credit Agreement is hereby amended by adding the following subsection (k):
     (k) Unsecured Indebtedness created pursuant to any loans made to the Parent Borrower by Sempra or any direct or indirect wholly owned Subsidiaries of Sempra, which Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.
     SECTION 5. Conditions to Effectiveness. This Amendment shall become effective when each of the following conditions shall have been fulfilled:
     (i) the Borrowers, the Administrative Agent and those Lenders constituting the Required Lenders shall have executed and delivered to the Administrative Agent a counterpart of this Amendment;
     (ii) each of the Guarantors shall have executed and delivered to the Administrative Agent the Guarantors’ Acknowledgment and Agreement attached to this Amendment; and
     (iii) the Parent Borrower shall have paid to the Administrative Agent (i) the fees separately agreed in writing between the Parent Borrower and the Administrative Agent with respect to this Amendment, and (ii) the fees and expenses as provided in Section 8 below.
     SECTION 6. Representations and Warranties. The Borrowers represent and warrant that (a) the representations and warranties contained in Article IV of the Credit Agreement (with each reference therein to (i) “this Agreement”, “hereunder” and words of like import referring to

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the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement as amended hereby and (ii) “Loan Documents”, “thereunder” and words of like import being deemed to include this Amendment, the Credit Agreement, as amended hereby, and the Guarantors’ Acknowledgment and Agreement) are true and correct in all material respects (unless they speak to a specific prior date) on and as of the date hereof (after giving effect to this Amendment) as though made on and as of such date, (b) the execution, delivery and performance of this Amendment and the Guarantors’ Acknowledgment and Agreement have been duly authorized by all necessary and appropriate organizational action by each respective Loan Party, do not violate any of the organizational documents of any respective Loan Party, and do not violate any provision of applicable law or regulations, orders, or rulings of any Governmental Authority applicable to any respective Loan Party, or any other material agreement to which any respective Loan Party is a party, (c) upon execution and delivery of this Amendment and the Guarantors’ Acknowledgment and Agreement by each Loan Party party to such agreements, each document will constitute a legal and binding obligation of each such Loan Party, enforceable against it in accordance with its terms, and (d) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes a Default or an Event of Default (after giving effect to this Amendment).
     SECTION 7. Effect on the Credit Agreement. Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
     SECTION 8. Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.
     SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (in each case, any such execution and delivery may occur by facsimile or pdf transmission of executed counterparts or signature pages), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

ENERGYSOUTH, INC., as the Parent Borrower
By	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

BAY GAS STORAGE COMPANY, LTD., as the Subsidiary Borrower
By:	EnergySouth Midstream, Inc.,
its sole general partner

By	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

REGIONS BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender
By	/s/ Edward E. Midyett
	Name:	Edward E. Midyett
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender
By
Name:
Title:

[SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender
By	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

UNION BANK OF CALIFORNIA, N.A., as a Lender
By	/s/ Jesus Serrano
	Name:	Jesus Serrano
	Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT
     Each of the undersigned Guarantors consents to the execution and delivery by the Borrowers of this Amendment and jointly and severally ratifies and confirms the terms of the Subsidiary Guarantee with respect to all indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each of the undersigned Guarantors acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligations of the Borrowers, the Subsidiary Guarantee (i) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guarantee of payment of all “Parent Guaranteed Obligations” and “Subsidiary Borrower Guaranteed Obligations” to the extent and as provided therein, including without limitation, all Borrowings (including, without limitation, all Revolving Borrowings and Swingline Borrowings) and Letters of Credit made and issued under the Credit Agreement, as amended, and (ii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the obligations or liabilities of any Guarantor under the Subsidiary Guarantee.
[Signature Page Follows]

GUARANTORS: ENERGYSOUTH MIDSTREAM, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

ENERGYSOUTH SERVICES, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

MGS MARKETING SERVICES, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer